SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2006

Array BioPharma Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31979	84-1460811
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3200 Walnut Street, Boulder, Colorado		80301
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:    (303) 381-6600

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

                        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 1, 2006, Array BioPharma Inc., a Delaware corporation (the “Company”), entered into an employment agreement with Robert E. Conway, its Chief Executive Officer, following expiration of his existing agreement. The new agreement contains substantially the same terms as Mr. Conway’s prior agreement and provides for a continuation of his current annual salary of $375,000, with potential annual cash or equity bonuses based on the achievement of performance criteria to be established by the Board of Directors of the Company. The agreement may be terminated by either party for any or no reason upon 30 days’ prior notice and has a term of four years, commencing as of the November 19, 2005 effective date of the agreement. Mr. Conway is entitled to severance under the terms of the agreement if (a) the Company terminates his employment without cause, (b) he becomes disabled or (c) he no longer holds the title of Chief Executive Officer, his duties are materially diminished or he is not elected to serve as a member of the Board of Directors. As with Mr. Conway’s prior agreement, the severance amount equals (i) one year of his then current base salary, provided that if Mr. Conway’s termination results from a change in control of the Company the severance amount is two years’ current base salary, plus (ii) a pro rata portion of the performance bonus Mr. Conway would have been eligible to receive in the year of termination. The Company also agreed to pay 12 months of Mr. Conway’s health insurance premiums under COBRA following a termination of service that results in the payment of severance. Severance payments are conditioned on Mr. Conway entering into a mutually acceptable release with the Company and his compliance with his existing Noncompete Agreement and Confidentiality and Invention Agreement. The agreement also continues to provide for full acceleration of outstanding and unvested options held by Mr. Conway upon a change of control of the Company or upon his death. A copy of Mr. Conway’s employment agreement is attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.	Description
99.1	Employment Agreement between the Registrant and Robert E. Conway

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRAY BIOPHARMA INC.

Date: March 3, 2006	By:	/s/ Robert E. Conway
Robert E. Conway
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Employment Agreement between the Registrant and Robert E. Conway